UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 15, 2006

HyperFeed Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-13093	36-3131704
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

300 South Wacker Drive, Suite 300, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-913-2800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information provided under Item 2.03 below is incorporated by reference under this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 15, 2006, the Registrant issued a Promissory Note to PICO Holdings, Inc. ("PICO") in the amount of $3,310,000 at an interest rate of 7.0% per annum. The Registrant borrowed an additional $1,000,000 under the Promissory Note. The principal sum borrowed under the December 20, 2005 Promissory Note, the January 23, 2006 Promissory Note, and this February 15, 2006 Promissory Note totals $3,310,000. The December 20, 2005 Promissory Note and the January 23, 2006 Promissory Note were cancelled. The entire unpaid principal balance and related interest under the February 15, 2006 Promissory Note shall be due and payable not later than March 31, 2006. PICO owns 80.1% of the Registrant’s common stock.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibits

Exhibit 10.3 – Promissory Note, dated February 15, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HyperFeed Technologies, Inc.

February 16, 2006	By:	Gemma Lahera

Name: Gemma Lahera
Title: Principal Accounting Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

10.3	Promissory Note, dated February 15, 2006